EXHIBIT 5.1

October 24, 2003

Dynamics Research Corporation
60 Frontage Road
Andover, Massachusetts 01810

Ladies and Gentlemen:

     I am Vice President and General Counsel of, and have acted as counsel to, Dynamics Research Corporation, a Massachusetts corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company on or about October 24, 2003 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration of up to 500,000 shares (the “Shares”) of common stock of the Company, par value $0.10 per share (the “Common Stock”), consisting of: (i) 400,000 shares issuable upon the exercise of options granted by the Company under its 2003 Incentive Plan (the “Plan”) and (ii) 100,000 shares issuable upon the exercise of options granted under the William Hoover Non-Qualified Stock Option Agreement (the “Hoover Option”). This opinion is being delivered to you in connection with the Registration Statement.

     In connection with the foregoing, I have examined, among other documents, copies of the following: (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended to the date hereof (iii) the By-laws of the Company, as amended to the date hereof, (iv) the Plan and (v) the Hoover Option. I have also examined originals or copies, of such corporate records certificates or other documents, and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified or conformed copies or facsimiles.

     In addition, I have assumed that, at or prior to the time of issuance and sale of any of the Shares: (i) no stop order shall have been issued in respect of the Registration Statement, (ii) there shall not have occurred, since the date of this opinion, any change in law affecting the validity of the Shares or the ability or the capacity of the Company to issue any of the Shares, and (iii) the Company shall not have effected any material change to its Certificate of Incorporation or By-laws.

     I am admitted to practice law in the Commonwealth of Massachusetts and I do not purport to be expert on, or to express any opinion herein concerning, the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts.

     Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the Registration Statement has become effective under the Act and assuming that such effectiveness remains in effect throughout the period during which Shares are issued pursuant to the Plan and the Hoover Option, (b) the Shares to be issued have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws and all applicable securities laws are complied with, (c) all necessary action by the shareholders of the Company and the Board of Directors or a duly designated committee of the Board of Directors of the Company shall have been taken to duly authorize the Plan and the Hoover Option and the issuance of options, other rights and Common Stock to be issued pursuant to the Plan and the Hoover Option (the “Corporate Action”), and (d) the options, other rights and shares of Common Stock to be issued pursuant to the Plan and the Hoover Option have been delivered pursuant to and in accordance with the terms of the Plan and the Hoover Option and related agreements and instruments against payment therefor in accordance with the terms of the relevant Corporate Action, the Plan and the Hoover Option and related agreements and instruments, I am of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration or as an exhibit to applications to the securities commissioners of the various states of the United States of America, to the extent so required, in connection with the registration of the shares of Common Stock.

     This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered as of the date hereof, and I disclaim any undertaking to advise you of changes in law or fact which may affect the continued correctness of any of the opinions contained herein as of a later date.

Very truly yours,

/s/ Richard A. Covel Richard A. Covel Vice President and General Counsel